Exhibit 99

Press Release

December 8, 2008

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. RECEIVES PRELIMINARY APPROVAL TO PARTICIPATE IN THE TROUBLED ASSET RELIEF PROGRAM CAPITAL PURCHASE PROGRAM

West Bancorporation, Inc. (NASDAQ: WTBA) (the “Company”),  parent company of West Bank and WB Capital Management Inc., has received notification that the Department of the Treasury has preliminarily approved its application to participate in the Troubled Asset Relief Program Capital Purchase Program (“CPP”) in the amount of $36,000,000.

The Company’s ultimate participation in the CPP is contingent upon several conditions including the favorable vote by shareholders of the Company at a special meeting on December 23, 2008, to amend the Company’s Restated Articles of Incorporation to authorize the issuance of preferred stock.

On November 24, 2008, the Company filed with the SEC, and mailed to its shareholders, a proxy statement soliciting proxies for a special meeting of its shareholders to be held with respect to the proposed amendment to the Company’s Articles of Incorporation.  WEST BANCORPORATION SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT DETAILS CONCERNING THE SPECIAL SHAREHOLDERS’ MEETING AND THE POTENTIAL TRANSACTION BETWEEN THE COMPANY AND THE DEPARTMENT OF TREASURY. Shareholders may vote by mail or through the internet, as described in the proxy statement, or attend the special shareholders’ meeting, which will be held in the David L. Miller Conference Center on December 23, 2008, at 9:00 am at the Company’s headquarters, 1601 22nd Street, West Des Moines, Iowa 50266.

Interested parties may obtain, without charge, a copy of the proxy statement and other relevant documents from the SEC’s website at http://www.sec.gov.   Alternatively, shareholders may request this material by telephone ((515) 222-2300), by mail (West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa  50266, Attention: Corporate Secretary), or from the Company’s website, http://www.westbankiowa.com

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “should,” or “anticipates,” or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  The Company may not complete a sale of preferred stock under the Treasury’s program because of a number of factors, including, among other things, the failure to obtain shareholder approval of the amendment to the restated articles of incorporation, or the failure to satisfy other closing conditions.   The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.